FOR IMMEDIATE RELEASE


        PULASKI FINANCIAL TO HOST FOURTH QUARTER RESULTS CONFERENCE CALL
                      & WEBCAST ON OCTOBER 24 AT 11 AM EDT


ST. LOUIS, OCTOBER 15, 2007-- Pulaski Financial Corp. (NASDAQ GLOBAL SELECT:
PULB), parent of Pulaski Bank, will host its fourth quarter 2007 results conference call on Wednesday, October 24, 2007 at 11 a.m. EDT (10 a.m. CDT). Results are scheduled to be released after the market closes the previous day, October 23.

         AUDIO
         Dial in number: 1-877-407-9039
         Note: Participants should dial in a few minutes prior to start time.

         WEBCAST
         Website link: http://viavid.net/dce.aspx?sid=000046AA
         Or through the "Shareholder Relations" section of Pulaski's website Live then archived for 3 months

         REPLAY
         Dial in number: 1-877-660-6853
         Account: 3055
         Conference ID: 258811
         Available through: November 7, 2007


ABOUT PULASKI FINANCIAL

Pulaski Financial Corp., operating in its 85th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail-banking products through 11 full-service branch offices in St. Louis and three loan production offices in Kansas City and the Illinois portion of the St. Louis metroplex. The company's website can be accessed at www.pulaskibankstl.com
                           ----------------------

For Additional Information Contact:

William A. Donius, Chairman & CEO                 Tad Gage or Woody Wallace
Pulaski Financial Corp.                           The Investor Relations Company
(314) 878-2210 Ext. 3610                          (312) 245-2700